Exhibit 32
Written Statement of Principal Executive Officer and Chief Financial Officer Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, as the Interim Principal Executive Officer and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), hereby certifies that to his knowledge, on the date hereof:
(a)	as of the date of the quarterly report on Form 10-Q/A of the Company for the period ended September 30, 2009 filed on the date hereof with the Securities and Exchange Commission (the “Report”) I have been vested by the Board of Directors of Grubb & Ellis Company with the authority as the Interim Principal Executive Officer of Grubb & Ellis Company for the period commencing with the resignation of Gary H. Hunt, the former chief executive officer of Grubb & Ellis Company on November 16, 2009 and ending on November 30, 2009, after which Thomas P. D’Arcy, shall be sole principal executive officer of Grubb & Ellis Company;

(b)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(c)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard W. Pehlke
Richard W. Pehlke
November 19, 2009	Interim Principal Executive Officer Chief Financial Officer